UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AQUILA FUNDS TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Important Conference Call:

Aquila Funds Trust – Reorganization Update

Please join us for an important update on the proposed Reorganizations of Aquila High Income Fund and Aquila Opportunity Growth Fund.1 During the call, you will hear from senior members of the Aquila Distributors LLC, Aquila Investment Management LLC and Cantor Fitzgerald Asset Management teams as they discuss key details of the Reorganizations, the Special Shareholder Meeting, and the need for your clients’ proxy votes.

Two Conference Call Options:

Tuesday, July 16 at 11:00 a.m. ET		Tuesday, July 16 at 4:15 p.m. ET
●	Passcode: XXX XXXX	●	Dial-in Number: XXX-XXX-XXXX
●	Dial-in Number: XXX-XXX-XXXX	●	Passcode: XXX XXXX

Add to your calendar	Add to your calendar

Your Hosts:

Paul G. O’Brien President Aquila Distributors LLC	David M. Schiffman Aquila Investment Management LLC Lead Portfolio Manager Aquila High Income Fund

John D. Brim, CFA® President & Chief Investment Officer Smith Group Asset Management, LLC, a registered investment advisor* *a business of Cantor Fitzgerald Asset Management

1 About the Proposed Reorganization of Aquila Funds Trust:

As previously communicated, a definitive agreement has been reached between Aquila Investment Management LLC (“Aquila”) and Cantor Fitzgerald Investment Advisors, LP ("Cantor") to sell assets used in its investment advisory business relating to the Aquila Funds Trust (the "Funds" or each a "Fund") (the "transaction"). Under the terms of the agreement, subject to Fund shareholder approval, each Fund is expected to be reorganized into a newly created series of Cantor Select Portfolios Trust (each a "Reorganization" or collectively, the "Reorganizations"), and subsequently will be advised by Cantor and subadvised by Smith Group Asset Management, LLC. The proposed Reorganizations are listed below:

Acquired Aquila Funds	Acquiring Cantor Funds
Aquila High Income Fund	Cantor Fitzgerald High Income Fund
Aquila Opportunity Growth Fund	Cantor Fitzgerald Equity Opportunity Fund

For financial professional use only. Not for use with the public.

To receive a free copy of a Proxy Statement/Prospectus relating to a Reorganization, please call Cantor Fitzgerald Asset Management toll free at (855) 922-6867. This communication is qualified in its entirety by reference to the Proxy Statement/Prospectus and supersedes any prior document.

The Proxy Statement/Prospectus contains important information about fund objectives, strategies, fees, expenses and risk considerations, and therefore you are advised to read it. The Proxy Statement/Prospectus and shareholder reports, and other information are also available for free on the SEC’s website (www.sec.gov). Shareholders should read any Proxy Statement/Prospectus carefully before making any decision to invest or to approve a Reorganization.

Mutual fund investing involves risk; loss of principal is possible. Investment risks include, but are not limited to, potential loss of value, market risk, financial risk, interest rate and credit rate risk, and investments in highly-leveraged companies, lower-quality debt securities, foreign markets and foreign currencies. High-yield bonds are subject to greater credit risk, default risk, and liquidity risk.

Before investing in any mutual fund offered by Aquila Group of Funds, carefully read about and consider the investment objectives, risks, charges, expenses, and other information found in the fund's prospectus. The prospectus is available when you visit www.aquilafunds.com and by calling 800-437-1020.

Aquila Distributors LLC
800-437-1020
www.aquilafunds.com

AQL-AFT-CCE-072024

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